Exhibit 10.17

              THE NEW YORK CITY FIRE DEPARTMENT AND SONOMA COLLEGE


This agreement ("Agreement") by and between the New York City Fire Department (hereinafter referred to as FDNY) and Sonoma College (hereinafter referred to as SC), each a "Party" and collectively, the "Parties", fully executed as of the last date noted below, establishes the basic business operational and financial principles upon which SC will operate to help FDNY deploy Homeland Educational Programs to its membership.

PROGRAM

The Associates of Applied Science Degree in Homeland Response and Emergency Management (HREM)

DELIVERABLES

SC shall supply to FDNY, in such a form and at such times as mutually agreed by the Parties:

        1. All curricula for the core competency courses to be taught in the classes.

        2.  Student handbooks and course syllabus for the HREM Program.

        3. HREM Program application forms, marketing material and such other information as SC, at its sole discretion deems necessary.

SC RESPONSIBILITIES

        1. SC shall offer potential students the ability to enroll in the Associate of Applied Science degree in Homeland Response and Emergency Management (HREM) and attend class at SC's online campus.

        2. SC shall have the primary responsibility for the administrative and academic oversight of every aspect of the HREM Program. SC shall perform enrollment and registration, financial aid administration, record keeping, and grade reporting for all students enrolled through FDNY.

        3. SC shall provide FDNY with such Sonoma content and support as SC reasonably deems necessary for FDNY and its employees to provide potential students with information about the HREM Program and application process.

        4. SC shall be responsible for storing all student, faculty, and administrative records at SC's main campus.

        5. SC shall supply FDNY with sources for all textbooks that are required as part of the HREM Program.

        6. SC shall provide online delivery of all courses included in the HREM Program through the SC Platform to students enrolled in the HREM Program.

        7. SC will hire qualified instructors to teach all of the online courses offered in the HREM Program.

        8. As between SC and FDNY, the HREM Program and any developments or changes made at any time to the HREM Program shall at all times be and remain the sole and exclusive property of SC.

FDNY RESPONSIBILITIES

        1. FDNY shall promote the HREM Program to current employees and to its retired employees.

        2. FDNY will offer input specific to the Associate of Applied Science degree in Homeland Response and Emergency Management (HREM) curriculum.

        3. FDNY will offer input in the development of future HREM degree curriculum.

PROGRAM COMMENCEMENT DATE

The Parties agree to use reasonable efforts to begin the first FDNY/SC HREM classes at a mutually agreed upon date as soon as practical after the effective date.


TERM

The term of this Agreement shall be for a period of two (2) years from the Effective Date. Upon expiration of the initial term, this Agreement shall renew for successive two (2) year terms unless either Party shall give the other notice of its desire not to so renew the term no less than ninety (90) days prior to the expiration of the then-current two (2) year term.

MARKETING

Press Release. The Parties will jointly develop a press release announcing this Agreement and the activities contemplated hereunder which shall be issued at a time mutually determined by the Parties. Prior to issuance of this initial press release, neither party shall issue any press release on its own or make any public statement, written, oral, or otherwise, regarding this Agreement and the activities contemplated hereunder, without the other Party's prior written approval.

Marketing. Following issuance of the initial press release, each Party has the right to indicate publicly that it has entered into an Agreement and may promote the other Party on its respective Web site and in marketing materials, provided that each party will submit such materials to the other party for prior approval, which shall not be unreasonably withheld or delayed. The parties may also jointly engage in public relations, trade shows, trade association and other marketing activities in support of the launch and ongoing promotion of the Agreement as the Parties mutually determine.


Sonoma College, Inc.                     New York City Fire Department


By: ______________________________       By: ____________________________

Name:                                    Name:

Title:                                   Title:

Date:                                    Date: